UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1624 Market Street, Suite 311

Denver, Colorado 80202

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STKS	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

The results of the votes on the three matters considered at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of The ONE Group Hospitality, Inc. (the “Company”) held on May 20, 2025 are as follows. Each of the proposals received the requisite vote for approval.

1.	Election of Directors:

Each of the following nominees was elected as a Class III director to serve a three-year term expiring at the Company’s 2028 annual meeting of stockholders or until his successor has been elected and qualified. The vote for each director nominee is set forth below:

	FOR	WITHHOLD	BROKER NON-VOTES

Emanuel Hilario Percentage of shares voted	24,012,369 99.9%	19,340 0.1%	3,239,269

Scott Ross Percentage of shares voted	22,833,195 95.0%	1,198,514 5.0%	3,239,269

Jonathan Segal Percentage of shares voted	23,402,613 97.4%	629,096 2.6%	3,239,269

2.	The appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2025 was ratified by the stockholders based on the following results of voting:

	FOR	AGAINST	ABSTAIN
Votes	27,265,331	5,255	392
Percentage of shares voted	100.0%	0.0%	0.0%
3.
4.	The compensation of the Company’s named executive officers, as disclosed in the proxy statement for the Annual Meeting, was approved by the stockholders on an advisory basis based on the following results of voting:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Votes	23,981,363	49,569	777	3,239,269
Percentage of shares voted	99.8%	0.2%	0.0%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2025	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Tyler Loy
	Name:	Tyler Loy
	Title:	Chief Financial Officer